Exhibit (a)(3)

NEUBERGER BERMAN INCOME FUNDS
TRUST INSTRUMENT

SCHEDULE A

Investor Class

Neuberger Core Bond Fund

Neuberger High Income Bond Fund

Neuberger Municipal Intermediate Bond Fund

Neuberger Strategic Income Fund

Trust Class

Neuberger Core Bond Fund

Neuberger High Income Bond Fund

Neuberger Strategic Income Fund

Advisor Class

Neuberger Core Bond Fund

Neuberger Strategic Income Fund

Institutional Class

Lehman Brothers Extended Sector Bank Loan Fund

Lehman Brothers Extended Sector Emerging Market Debt Fund

Neuberger Core Bond Fund

Neuberger Extended Sector High Yield Fund

Neuberger Floating Rate Income Fund

Neuberger High Income Bond Fund

Neuberger Municipal High Income Fund

Neuberger Municipal Impact Fund

Neuberger Municipal Intermediate Bond Fund

Neuberger Strategic Income Fund

Class A

Neuberger Core Bond Fund

Neuberger Floating Rate Income Fund

Neuberger High Income Bond Fund

Neuberger Municipal High Income Fund

Neuberger Municipal Impact Fund

Neuberger Municipal Intermediate Bond Fund

Neuberger Strategic Income Fund

Class C

Neuberger Core Bond Fund

Neuberger Floating Rate Income Fund

Neuberger High Income Bond Fund

Neuberger Municipal High Income Fund

Neuberger Municipal Impact Fund

Neuberger Municipal Intermediate Bond Fund

Neuberger Strategic Income Fund

Class R2

Neuberger High Income Bond Fund

Neuberger Municipal Intermediate Bond Fund

Class R3

Neuberger High Income Bond Fund

Neuberger Municipal High Income Fund

Neuberger Municipal Intermediate Bond Fund

Class R6

Neuberger Core Bond Fund

Neuberger High Income Bond Fund

Neuberger Municipal High Income Fund

Neuberger Strategic Income Fund

Class E

Neuberger High Income Bond Fund

DATED: February 28, 2026